                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350


         In connection with the Form 10-Q of OMNI Energy Services Corp. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         This certification should not be deemed to be filed with the Securities and Exchange Commission as part of the Report, except to the extent required to satisfy 18 U.S.C. Section 1350.



                                       /s/ JAMES ECKERT
                                       ---------------------------------
                                       James Eckert
                                       Chief Executive Officer
                                       November 14, 2002